UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2025

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 27, 2025, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), closed an underwritten public offering of $1.25 billion in aggregate principal amount of its 5.125% Senior Notes due 2032 (the “2032 Notes”), $1.0 billion in aggregate principal amount of its 5.300% Senior Notes due 2035 (the “2035 Notes”) and $1.25 billion in aggregate principal amount of its 5.875% Senior Notes due 2055 (the “2055 Notes” and, together with the 2032 Notes and the 2035 Notes, the “Notes”) pursuant to an underwriting agreement, dated March 24, 2025 (the “Underwriting Agreement”), with the several underwriters named in Schedule 1 thereto, for which Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC acted as representatives. The Notes were issued pursuant to an Indenture, dated as of September 15, 2022 (the “Base Indenture”), among T-Mobile USA, the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by (i) a Twenty-Sixth Supplemental Indenture, dated as of March 27, 2025 (the “Twenty-Sixth Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2032 Notes, (ii) a Twenty-Seventh Supplemental Indenture, dated as of March 27, 2025 (the “Twenty-Seventh Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2035 Notes and (iii) a Twenty-Eighth Supplemental Indenture, dated as of March 27, 2025 (the “Twenty-Eighth Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2055 Notes (the Base Indenture, as amended and supplemented by each of the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, each an “Indenture” and, collectively, the “Indentures”). The offering of the Notes was registered pursuant to an automatic shelf registration statement on Form S-3 that the Company, T-Mobile USA and certain guarantors filed with the SEC on May 1, 2023, as amended (File No. 333-271553).

The net proceeds from the sale of the Notes are expected to be used for general corporate purposes, which may include among other things, share repurchases, any dividends declared by the Company’s Board of Directors and refinancing of existing indebtedness on an ongoing basis.

T-Mobile USA’s obligations under the Notes will be guaranteed on a senior unsecured basis initially by the Company and certain wholly-owned subsidiaries, subject to release under the conditions provided in the Indenture.

The above description of the Underwriting Agreement and the Indentures is a summary only and is subject to, and qualified entirely by, the Underwriting Agreement, the Base Indenture, the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, which are filed or incorporated by reference as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 24, 2025, among T-Mobile USA, Inc., the Company, the other guarantors party thereto and the several underwriters named in Schedule 1 thereto, for which Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC acted as representatives.

4.1	Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 15, 2022).

4.2	Twenty-Sixth Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.125% Senior Note due 2032.

4.3	Twenty-Seventh Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.300% Senior Note due 2035.

4.4	Twenty-Eighth Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.875% Senior Note due 2055.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2	Opinion of Ryan Brady, Esq.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2	Consent of Ryan Brady, Esq. (included in Exhibit 5.2).

99.1	Press release entitled “T-Mobile Announces Proposed Public Offering of Senior Notes.”

99.2	Press release entitled “T-Mobile Agrees to Sell $3.5 Billion of Senior Notes.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

March 27, 2025	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer